EXHIBIT 23

               CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated November 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Calloway's Nursery, Inc. We also consent to the reference to our firm under the heading "Experts".

PricewaterhouseCoopers LLP


Fort Worth, Texas
September 8, 1998


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